Exhibit 10.1

MODIFICATION AGREEMENT
TO PROMISSORY NOTE DATED AUGUST 24, 2015

This Modification Agreement dated August 24, 2015 is made as of June 1, 2015 between Infinite Group, Inc., a Delaware corporation with offices at 80 Office Park Way, Pittsford, NY 14534 (“Borrower”) and Beacon Estates (Estate of Dan Cappa) a Limited Liability Corporation with offices at 96 San Rose Drive, Rochester, NY 14622.

Whereas, the Original Lender, Dan Cappa (deceased), was the holder of a Promissory Note in the principal amount of $175,000 dated June 13, 2008 issued by the Borrower to the Original Lender and is subject to modification agreements with the most recent modification agreement dated December 14, 2012 (the “Promissory Note”); and

Whereas, Beacon Estates has authority to enter into this Modification Agreement, and the Lender and Borrower desire to further modify the terms and conditions of the Promissory Note.

Now, therefore, the parties agree as follows:

1)	The Promissory Note is modified to provide that the Original Lender hereby assigns all of his rights in the Promissory Note to Beacon Estates.

2)	The Promissory Note is modified to provide to the time at which the entire principal balance and accrued and unpaid interest shall be due and payable is August 31, 2018.

3)	Except as modified by this and prior modification agreements, all of the terms, covenants and conditions of the Promissory Note shall remain the same.

In witness whereof, Borrower and Beacon Estates have executed this Modification Agreement under the day and year first written above.

INFINITE GROUP, INC.

/s/ James Villa_____________________________
By: James Villa, President

/s/ Russel Cappa_____________________________
By: Beacon Estates
       Russel Cappa